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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                            JURISDICTION OF
             NAME                                           INCORPORATION
             ----                                           ---------------
CTI Securities Corp. (100% owned
subsidiary of Critical Therapeutics, Inc.)                  Massachusetts